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                                                Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-60355
                                                        Prospectus Supplement To
                                      Prospectus Supplement dated March 31, 1999
                                              To Prospectus dated March 26, 1999


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED MARCH 31, 1999
TO PROSPECTUS DATED MARCH 26, 1999)


                             AIMCO PROPERTIES, L.P.

                            Extension of Offer Period
                                   relating to
          the offer to acquire units of limited partnership interest in
                           TEXAS RESIDENTIAL INVESTORS
                               LIMITED PARTNERSHIP
                         in exchange for your choice of:
           1,479.50 of our 8.0% Class Two Partnership Preferred Units;
                     983 of our Partnership Common Units; or
                                 $36,987 in Cash


         Pursuant to a Prospectus, dated March 26, 1999, and a Prospectus Supplement, dated March 31, 1999, we have offered to acquire units of limited partnership interest in your partnership. We have now extended the expiration date for our offer from June 4 to June 28, 1999.





                                  May 17, 1999